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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)—October 14, 2003

Sotheby's Holdings, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	1-9750 (Commission File Number)	38-2478409 (IRS Employer Identification No.)

38500 Woodward Avenue, Suite 100 Bloomfield Hills, Michigan (Address of principal executive offices)		48304 (Zip Code)

Registrant's telephone number, including area code: (248) 646-2400

ITEM 5. Other Events

        On October 14, 2003, Sotheby's International Realty, a wholly-owned subsidiary of Sotheby's Holdings, Inc., announced that it had reached an agreement to acquire the business operations of Jackson Hole Realty, Jackson, Wyoming. Subject to the satisfaction of certain closing conditions, the acquisition is expected to be consummated on October 28, 2003. The press release discussing the acquisition of Jackson Hole Realty is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 7. Financial Statements and Exhibits

(c)
Exhibits

99.1
Press release, dated October 14, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S HOLDINGS, INC.
By:	/s/ MICHAEL L. GILLIS Michael L. Gillis Senior Vice President, Controller and Chief Accounting Officer
Date:	October 15, 2003

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  ITEM 5. Other Events
  ITEM 7. Financial Statements and Exhibits
SIGNATURE